UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2010 (November 2, 2010)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02      Results of Operations and Financial Condition.

Georgia Gulf Corporation (the “Company,” “we” or “our”) incorporates by reference herein the information contained under the heading “Item 4.02 Nonreliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.”

Item 4.02     Nonreliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During 2009, the Company undertook a number of financial restructuring activities (the “2009 financial restructuring activities”) that resulted in the Company recognizing Cancellation of Debt Income (“CODI”) for income tax purposes in 2009.  The rules and regulations of the Internal Revenue Code of 1986, as amended (the “IRC”), that apply to the 2009 financial restructuring activities are complex, and thus, in 2009 we engaged a firm of third-party tax professionals to assist us in determining the U.S. federal income tax consequences of these transactions.  In addition, we engaged a different third party firm of tax professionals in 2010 to assist us with the preparation of our 2009 U.S. federal income tax return (the “2009 Tax Return”).

In August 2010, the Company announced that it had taken, and was continuing to take, certain steps (collectively, the “Remediation Steps”) in order to address certain material weaknesses in internal control over financial reporting in the area of Accounting for Income Taxes as disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010.  Those Remediation Steps include (i) requiring the involvement of two third-party subject matter experts for material and complex tax transactions, such as the 2009 financial restructuring activities that resulted in the Company recognizing CODI for income tax purposes in 2009; (ii) expanding the scope of work performed by third-party tax professionals and increasing the level of review and validation of that work performed by management in the preparation of our provision for income taxes; and (iii) developing and implementing additional procedures to increase the level of review, evaluation and validation of underlying supporting data of our provision for income taxes and reconciliations of tax accounts.

The Company applied the Remediation Steps to, among other things, the process of finalizing its 2009 Tax Return and the preparation of its financial statements for the third quarter of 2010, a process which included the review of a complex analysis related to stock and partnership tax basis in certain of our subsidiaries and investments, which analysis is used in calculating the amount of CODI recognized for tax purposes.  During the process of reviewing that analysis, we, with the support of our third-party tax advisors, re-evaluated that portion of the calculation related to paid-up capital distributions (as defined in the IRC) in 2006 relating to a foreign affiliate of   Royal Group, Inc. (“Royal”), one of our subsidiaries.  That re-evaluation led us to determine that an error in the calculation had been made, which error resulted in the Company moving from having a net unrealized built-in gain (as defined in the IRC), to having a net unrealized built-in loss (as defined in the IRC) which we believe, in turn, may result in a reduction of our net operating losses for income tax purposes of approximately $54 million.  We have not completed all calculations and analyses necessary for us to issue restated financial statements detailing the impact of this issue; however, we currently believe that, due to this error, our deferred tax assets were overstated on our consolidated balance sheet by approximately $19 million as of each of September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, and our income tax expense on our consolidated statement of operations was understated, by approximately $19 million, for the nine-month period ended September 30, 2009 and the year ended December 31, 2009.

In connection with the implementation of the Remediation Steps, we also determined that in 2009 there was a misapplication of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740, Accounting for Income Taxes, related to the CODI arising from our 2009 financial restructuring activities that resulted in the incorrect recording of a deferred tax liability in connection with the tax attribute reduction related to the tax basis in a foreign affiliate of Royal.  We are in the process of completing the calculations and analyses necessary for us to finalize the impact of that misapplication on our consolidated financial statements; however, based on our preliminary calculations and analyses, we believe that this misapplication resulted in an overstatement of deferred tax liabilities of approximately $37 million on our consolidated balance sheet as of each of September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, and an overstatement of our income tax expense on our consolidated statements of operations of approximately $37 million for the nine-month period ended September 30, 2009 and the year ended December 31, 2009.

We believe the net impact of the accounting corrections described in the preceding paragraphs will result in a net reduction of income tax expense and an increase in net income of approximately $18 million on our consolidated statements of operations for each of the three and nine-month periods ended September 30, 2009 and the year ended December 31, 2009, and a reduction of approximately $18 million to our net deferred tax liabilities account on our consolidated balance sheets as of each of September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010.  We do not, however, expect that these accounting corrections will result in any material adjustment to our guidance for cash income tax payments for 2010.

All of our preliminary estimates described in the preceding paragraphs remain subject to further analysis, evaluation, review and verification by the Company and its professional advisors.  In addition, we are, and will continue to be, engaged in the on-going process of applying our Remediation Steps to other tax accounts and other aspects of our accounting for income taxes.

As a result of the foregoing, on November 2, 2010, management of the Company recommended to the Audit Committee of the Board of Directors, and the Audit Committee accepted management’s recommendation, that the Company conclude that the Company’s consolidated financial statements for the year ended December 31, 2009 and the related reports of Deloitte & Touche LLP, our independent registered public accounting firm, and the Company’s condensed consolidated financial statements for the quarters ended September 30, 2009, March 31, 2010 and June 30, 2010, should no longer be relied upon, and that the Company should restate its financial results for the applicable periods.

The Audit Committee has discussed these matters with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Company is in the process of preparing revised financial statements for the above-referenced periods, which will be included in a second amended annual report on Form 10-K/A for 2009 and any appropriate amendments to the quarterly reports on Form 10-Q/A for each of the quarters ended September 30, 2009 and March 31, 2010, and the quarterly report on Form 10-Q for the quarter ended June 30, 2010.  The Company intends to file the amended financial statements and reports as promptly as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Gregory C. Thompson
Name:	Gregory C. Thompson
Title:	Chief Financial Officer

Date: November 2, 2010